UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Amendment

On March 10, 2015, Walker & Dunlop, Inc. (the “Company”), entered into a First Amendment to Credit Agreement (the “Amendment”) with certain subsidiary guarantors, the lenders referred to therein and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends that certain Credit Agreement, dated as of December 20, 2013, by and among the Company, certain subsidiary guarantors, the lenders referred to therein, the Agent, and Wells Fargo Securities, LLC (as amended from time to time, the “Term Loan Agreement”).

The Amendment, among other things, (i) permits investments existing on the date of the Amendment (the “Amendment Date”) in certain subsidiaries existing on the Amendment Date, (ii) permits investments made after the Amendment Date not to exceed the sum of (a) $100 million plus (b) an amount equal to $50 million minus the applicable amount of future restricted payments (including share repurchases) made by the Company, and (iii) permits further restricted payments (including share repurchases) in an amount not to exceed $50 million minus the amount of any permitted investments described in clause (ii) outstanding at the time of such restricted payment. In addition, the Amendment provides that, in the event that, on or prior to the six month anniversary of the Amendment Date, the Company (i) makes any prepayment of the Term Loans in connection with any Repricing Transaction (as defined in the Amendment) or (ii) effects any amendment of the Term Loan Agreement resulting in a Repricing Transaction, the Company is required to pay to the Agent a prepayment premium in the amount and on the terms set forth in the Amendment. The Amendment also contains customary representations and warranties of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Agent and its affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with the Company’s affiliates, cash management, investment banking, trust and other services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of March 10, 2015, by and between Walker & Dunlop, Inc., certain subsidiary guarantors, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: March 11, 2015	By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of March 10, 2015, by and between Walker & Dunlop, Inc., certain subsidiary guarantors, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.